        Exhibit 10.3
FORUM ENERGY TECHNOLOGIES, INC.
2021 PHANTOM UNIT AGREEMENT
This Phantom Unit Agreement (this “Agreement”) is made as of the 19th day of February, 2021 (the “Date of Grant”), between Forum Energy Technologies, Inc., a Delaware corporation (the “Company”), and _________________ (the “Employee”).
1.Award. Pursuant to the Forum Energy Technologies, Inc. 2016 Second Amended and Restated Stock and Incentive Plan (the “Plan”), the Employee is hereby awarded [number of units] cash-settled restricted stock units (the “Phantom Units”) evidencing the right to receive a cash payment based on the Fair Market Value of the Company’s common stock, par value $.01 per share (the “Common Stock”), subject to certain restrictions thereon and the Committee’s ability to elect to share-settle such Phantom Units in its sole discretion. In no event will the Employee be entitled to receive Common Stock in respect of the Phantom Units unless determined otherwise by the Committee. The Employee acknowledges receipt of a copy of the Plan, and agrees that this award of Phantom Units shall be subject to all of the terms and provisions of the Plan, including future amendments thereto, if any, pursuant to the terms thereof. Capitalized terms used in this Agreement that are not defined herein shall have the meanings given to them in the Plan.
2.Forfeiture Restrictions and Assignment.
(a)Restrictions. The Phantom Units may not be sold, assigned, alienated, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of, and except as otherwise provided in Section 3, in the event of the Employee’s termination of employment for any reason whatsoever or failure to satisfy the Stock Price Condition set forth in Section 2(d), the Employee shall, for no consideration, forfeit all unvested Phantom Units and such unvested Phantom Units shall be cancelled. The obligation to forfeit unvested Phantom Units as provided in the preceding sentence is herein referred to as the “Forfeiture Restrictions.”
(b)Lapse of Forfeiture Restrictions. Forfeiture Restrictions shall lapse and the Phantom Units shall become vested immediately upon the date that both the applicable Time Vesting Condition and Stock Price Condition set forth in Sections 2(c) and 2(d) below have been met (each such date, a “Vesting Date”). Except as otherwise provided in Section 3, any Phantom Units with respect to which the Forfeiture Restrictions do not lapse in accordance with the provisions of this Section 2 shall be cancelled and forfeited to the Company for no consideration upon the earlier of: (i) the date of the termination of the Employee’s employment with the Company, and (ii) the third anniversary of the Date of Grant if the Stock Price Condition has not been met.
(c)Time Vesting Condition. The “Time Vesting Condition” shall be met on the date that the Employee has been continuously employed by the Company or any of its Affiliates (collectively, the “Company Group”) from the Date of Grant through the anniversary date set forth in the following schedule:

        Vesting Percentage
Time Vesting Date          (Rounded Up)
First Anniversary of Date of Grant         33% (“Tranche 1”)
Second Anniversary of Date of Grant        33% (“Tranche 2”)
Third Anniversary of Date of Grant        Remainder (“Tranche 3”)

(d)Stock Price Condition. The “Stock Price Condition” will be met if the Fair Market Value of the Common Stock meets or exceeds the Threshold Price for twenty trading days (whether or not consecutive) during the period (i) commencing on the Date of Grant and ending on the third anniversary with respect to Tranche 1, (ii) commencing on the first anniversary of the Date of Grant and ending on the third anniversary with respect to Tranche 2, and (iii) commencing on the second anniversary of the Date of Grant and ending on the third anniversary with respect to Tranche 3. The “Threshold Price” is a Fair Market Value of $23.49 per share, adjusted as deemed appropriate by the Committee to reflect any recapitalization, reclassification, stock dividend or other similar change in capital structure. For the avoidance of doubt, (x) if the Stock Price Condition is satisfied prior to the first anniversary of the Date of Grant it will be deemed satisfied only with respect to Tranche 1, (y) if the Stock Price Condition is satisfied during twenty trading days on or after the first anniversary but prior to the second anniversary of the Date of Grant it will be deemed satisfied only with respect to Tranche 1 and Tranche 2, and (z) if the Stock Price Condition is satisfied only by including twenty trading days that cover more than one such vesting year, then it will only be applicable to a Tranche that has met the Time Vesting Condition prior to the date the twentieth trading day occurs.
If the Stock Price Condition is satisfied for the first time after any outstanding Phantom Units subject to Tranche 1 or Tranche 2 have satisfied the Time Vesting Condition, those outstanding Phantom Units will become vested immediately.
3.Termination of Employment.
(a)Death or Disability. If the Employee dies or becomes Disabled (as defined below), then the Phantom Units that have not satisfied the Time Vesting Condition as of the date of the Employee’s death or Disability, as applicable, shall be deemed to have satisfied the Time Vesting Condition in a pro rata amount, and will become vested subject to satisfaction of the Stock Price Condition. The pro rata amount will be determined by a fraction (not to exceed 1.0) with respect to each unvested Tranche of the Phantom Units, the numerator of which shall be the number of months (not including any partial months) that have elapsed for the period beginning on the Date of Grant and ending on the date of the Employee’s death or Disability, as applicable, and the denominator of which shall be the number of months for the period beginning on the Date of Grant and ending on the corresponding Time Vesting Date on which each such unvested Tranche of the Phantom Units would have satisfied the Time Vesting Condition pursuant to Section 2(c). Any remaining unvested Phantom Units shall be cancelled and forfeited. The payment in respect of the vested Phantom Units shall be paid to the Employee within thirty (30) days after the later of the Employee’s death or Disability, as applicable, or the satisfaction of the Stock Price Condition for the applicable Tranche. For purposes of this Section 3(a), an Employee shall become “Disabled” or have a “Disability” on the date that the Employee becomes eligible for long-term disability benefits pursuant to the Company’s long-term disability plan.
(b)Retirement. If the Employee’s employment with the Company Group is terminated by reason of Retirement (as defined below), the Phantom Units that have not satisfied the Time Vesting Condition as of the date of the Employee’s Retirement shall be deemed to have satisfied the Time Vesting Condition in a pro rata amount determined by a fraction (not to exceed 1.0) with respect to each unvested Tranche of the Phantom Units, the numerator of which shall be the number of months (not including any partial months) that have elapsed for the period beginning on the Date of Grant and ending on the date of the Employee’s Retirement, and the denominator of which shall be the number of months for the period beginning on the Date of Grant and ending on the corresponding Time Vesting Date on which each such unvested Tranche of the Phantom Units would have satisfied the Time Vesting Condition pursuant to Section 2(c). The payment in respect of the vested Phantom Units shall be paid to the Employee within thirty (30) days after the later of the date of the Employee’s Retirement or the satisfaction of the Stock Price Condition for the applicable Tranche. For purposes of this Section 3(b), “Retirement” shall mean termination of the Employee’s service relationship with all members of the Company Group which is specifically determined by the Committee in its sole and absolute discretion to constitute Retirement.
(c)Change in Control. In the event of a Change in Control, the Stock Price Condition shall be deemed to have been satisfied with respect to all outstanding Phantom Units as of the date of the Change in Control.
(d)Good Reason. In lieu of the definition of “Good Reason” set forth in the Plan, “Good Reason” for purposes of this Agreement shall mean the occurrence of any of the following events without the Employee’s express written consent:
(i)a change in the Employee’s status, title or position with the Company Group, including as an officer of the Company, which, in the Employee’s good faith judgment, does not represent a promotion, with commensurate adjustment of compensation, from the Employee’s status, title or position as in effect immediately prior thereto; the assignment to the Employee of any duties or responsibilities which, in the Employee’s good faith judgment, are inconsistent with the Employee’s status, title or position in effect immediately prior to such assignment; the withdrawal from the Employee any of the Employee’s duties or responsibilities which, in the Employee’s good faith judgment, are consistent with the Employee’s status, title or position in effect immediately prior to such withdrawal; or any removal of the Employee from or any failure to reappoint or reelect the Employee to any position; provided that the circumstances described in this item (i) do not apply as a result of the Employee’s death, Retirement, or Disability or following receipt by the Employee of written notice from the Company of the termination of the Employee’s employment for Cause;
(ii)a reduction by the Company in the Employee’s then current base salary;

(iii)the failure by the Company to continue in effect any benefit or compensation plan in which the Employee was participating immediately prior to such failure other than as a result of the normal expiration or amendment of any such plan in accordance with its terms; or the taking of any action, or the failure to act, by the Company which would adversely affect the Employee’s continued participation in any benefit or compensation plan on at least as favorable a basis to the Employee as is the case immediately prior to the action or failure to act or which would materially reduce the Employee’s benefits under any such plan or deprive the Employee of any material benefit enjoyed by the Employee immediately prior to the action or failure to act;
(iv)the relocation of the principal place of the Employee’s employment to a location 25 miles further from the Employee’s then current principal residence;
(v)the failure by the Company upon a Change in Control to obtain an agreement, satisfactory to the Employee, from any successor or assign of the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise) to expressly assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no succession or assignment had taken place; or
(vi)any material default by the Company in the performance of its obligations under this Agreement.
Any event or condition described in this Section 3(d) which occurs prior to the effective date of any Change in Control, but which the Employee reasonably demonstrates (x) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control, or (y) otherwise arose in connection with or in anticipation of a Change in Control, shall constitute Good Reason for purposes of this Agreement notwithstanding that it occurred prior to such effective date. The Employee’s continued employment or failure to give the Company any notice of termination for Good Reason shall not constitute consent to, or a waiver of rights with respect to, any circumstances constituting Good Reason hereunder. For purposes of this Section 3(d), any good faith determination of Good Reason made by the Employee shall be conclusive.
4.Settlement of Phantom Units. Except as otherwise provided in Section 2 or 3, settlement of vested Phantom Units shall be made no later than 15 days after the lapse of Forfeiture Restrictions. Settlement will be made by the Company delivering to the Employee a lump sum cash payment equal to the product of (i) the Fair Market Value per share of Common Stock on the applicable Vesting Date (or the most-recently-completed trading day preceding the Vesting Date if the Vesting Date is not a trading day), multiplied by (ii) the number of Phantom Units vesting on such Vesting Date (the “Cash Payments”), less applicable taxes and withholdings. Notwithstanding the foregoing, the Fair Market Value payable for each Phantom Unit shall not exceed $93.95. Notwithstanding the foregoing, the Company shall also have the right, in the sole discretion of the Committee, to settle vested Phantom Units by the issuance of a number of shares of Common Stock equal to the number of Phantom Units vesting on such Vesting Date. Upon settlement of any vested Phantom Units, such Phantom Units will be cancelled and the Employee shall have no further rights to payment of any kind in respect of such Phantom Units.
5.Shareholder Rights. The Employee shall have no rights to dividends, voting rights, or any other rights of a shareholder with respect to this award of Phantom Units; provided, however, that the Employee shall have the right to receive a cash dividend equivalent payment with respect to any Phantom Units that vest hereunder for the period beginning on the Date of Grant and ending on the date such Phantom Units are settled, which dividend equivalents shall (i) be accrued in a notional bookkeeping account as and when cash dividends on Common Stock are paid to Company stockholders and (ii) be payable to Employee in cash, less applicable taxes and withholdings, upon settlement of the associated Phantom Units.
6.Corporate Acts. The existence of the Phantom Units shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding. The prohibitions of Section 2(a) hereof shall not apply to the transfer of Phantom Units pursuant to a plan of reorganization of the Company, but the cash or other property received in exchange therefor shall also become subject to the Forfeiture Restrictions.
7.Withholding of Tax. The Company shall withhold from any amounts otherwise payable in connection with the vesting and/or settlement of the Phantom Units and associated dividend equivalents the amount necessary to satisfy the minimum federal, state, local and foreign tax withholding obligation with respect to such Phantom Units. The Employee acknowledges and agrees that the Company is making no representation or warranty as to the tax consequences to the Employee as a result of the receipt of the Phantom Units, the lapse of any Forfeiture Restrictions or the vesting or settlement of the Phantom Units, or the forfeiture of any Phantom Units pursuant to the Forfeiture Restrictions.
8.Employment Relationship. For purposes of this Agreement, the Employee shall be considered to be in the employment of the Company as long as the Employee remains an employee of the Company Group. Without limiting the scope of the preceding sentence, it is specifically provided that the Employee shall be considered to have terminated employment with the Company Group at the time of the termination of the “Affiliate” status of the entity or other organization that employs the Employee. Nothing in the adoption of the Plan, nor the award of the Phantom Units thereunder pursuant to this Agreement, shall confer upon the Employee the right to continued employment by the Company Group or affect in any way the right of the Company Group to terminate such employment at any time. Unless otherwise provided in a written employment agreement or by applicable law, the Employee’s employment by the Company shall be on an at-will basis, and the employment relationship may be terminated at any time by either the Employee or the Company Group for any reason whatsoever, with or without cause or notice. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee or its delegate, and its determination shall be final.

9.Section 409A. The award of Phantom Units is intended to be (i) exempt from Section 409A of the Code (“Section 409A”) including, but not limited to, by reason of compliance with the short-term deferral exemption as specified in Treas. Reg. § 1.409A-1(b)(4); or (ii) in compliance with Section 409A, and the provisions of this Agreement shall be administered, interpreted and construed accordingly. Payments under this Agreement in a series of installments shall be treated as a right to receive a series of separate payments for purposes of Section 409A. If the Employee is identified by the Company as a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code on the date on which the Employee has a “separation from service” (other than due to death) within the meaning of Section 1.409A-1(h) of the Treasury Regulations, notwithstanding the provisions of Sections 2 or 3 hereof, any transfer of shares payable on account of a separation from service that are deferred compensation shall take place on the earlier of (i) the first business day following the expiration of six months from the Employee’s separation from service or (ii) such earlier date as complies with the requirements of Section 409A. To the extent required to comply with Section 409A, the Employee shall be considered to have terminated employment with the Company Group when the Employee incurs a “separation from service” with a member of the Company Group within the meaning of Section 409A(a)(2)(A)(i) of the Code. The Company makes no commitment or guarantee to the Employee that any federal or state tax treatment shall apply or be available to any person eligible for benefits under this Agreement.
10.Binding Effect; Survival. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under the Employee.
11.Amendment. Any modification of this Agreement shall be effective only if it is in writing and signed by both the Employee and an authorized officer of the Company.
12.Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of law principles thereof.
IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Employee has executed this Agreement, all as of the date first above written.
                        FORUM ENERGY TECHNOLOGIES, INC.

By:
    Name:    C. Christopher Gaut
    Title:    Chairman and CEO

EMPLOYEE

    6